Manhattan Pharmaceuticals, Inc.
810 Seventh Avenue, 4th Floor
New York, New York 10019

September 17, 2008

Nordic Biotech Venture Fund II K/S
Østergade 5, 3rd floor
DK-1100 Copenhagen K
Denmark
Attn: Florian Schönharting

Re:	Registration Rights Agreement Issues

Gentlemen:

Manhattan Pharmaceuticals, Inc. (“Manhattan”) and Nordic Biotech Venture Fund II K/S (“Nordic”) are parties to that certain Joint Venture Agreement dated January 31, 2008, as amended (the “Joint Venture Agreement”), and the Registration Rights Agreement dated February 25, 2008 (the “Registration Rights Agreement”). For the purpose of clarifying with you certain issues that have arisen under the Registration Rights Agreement, we agree with you as follows:

Capitalized terms used and not otherwise defined herein that are defined in the Registration Rights Agreement or the Joint Venture Agreement are used herein with the meanings given such terms in the Registration Rights Agreement or Joint Venture Agreement, as the case may be.

Manhattan filed a Registration Statement on Form S-1 with the SEC (File No.: 333-150580) pursuant to the Registration Rights Agreement. Notwithstanding any other agreement to the contrary, Nordic and Manhattan agree that the Effectiveness Date for this Registration Statement shall be October 17, 2008, unless the SEC responds with additional comments to the first amendment to the Registration Statement that Manhattan soon intends to file, in which case the Effectiveness Date shall be November 17, 2008.

Within forty-five (45) days after the Second Payment Milestone Manhattan shall file an additional Registration Statement registering the additional shares of Common Stock that may be issued to Nordic as Put Consideration as a result of Nordic’s additional investment of $1,250,000 in Newco under the terms of the Partnership Agreement, provided that Manhattan shall have no obligation to file such additional Registration Statement until Nordic makes the additional investment in Newco required under the terms of the Partnership Agreement as a result of the Second Payment Milestone.

Within sixteen (16) days after Manhattan provides a Call Notice to Nordic, Manhattan shall file an additional Registration Statement with the SEC registering the shares of Common Stock to be issued to Nordic as Call Consideration as a result of such Call Notice, provided that if the Call Consideration is reduced pursuant to Section 4.3 of the Joint Venture Agreement the shares of Common Stock to be registered shall be correspondingly reduced, and if such Call Consideration is reduced to zero Manhattan shall have no obligation to file such Registration Statement.

The term “Filing Date” shall mean with respect to any Registration Statement required to be filed in accordance with this letter agreement the date by which such Registration Statement is required to be filed in accordance with this letter agreement.

The Registration Rights Agreement shall be deemed to be modified to the extent necessary to give effect to this letter agreement. Except as hereby modified, the Registration Rights Agreement and each provision thereof is hereby ratified and confirmed in every respect and shall continue in full force and effect.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, except to the extent that the application of the General Corporation Law of the State of Delaware is mandatorily applicable.

Each party to this letter agreement hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts sitting in the state of New York in any action or proceeding arising out of or relating to this letter agreement. Each party hereby irrevocably agrees, on behalf of itself and on behalf of such party’s successors and permitted assigns, that all claims in respect of such action or proceeding shall be heard and determined in any such court and irrevocably waives any objection such person may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. If either party shall commence an action or proceeding to enforce any provision of this letter agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Please signify your agreement to the foregoing by signing a copy of this letter agreement in the space provided below and returning it to us.

Very truly yours,

MANHATTAN PHARMACEUTICALS, INC.

By: /s/ Michael McGuinness
Its: Chief Operating and Financial Officer

ACCEPTED AND AGREED TO:

NORDIC BIOTECH VENTURE FUND II K/S

By:	/s/ Christian Hansen
Name:	Christian Hansen
Title:	Partner

By:	/s/ Florian Schonharting
Name:	Florian Schonharting
Title:	Partner